EXHIBIT 3.16



REF#-F030512000198


                            CERTIFICATE OF AMENDMENT

                                       OF

                                 DATAMEG CORP.

            PURSUANT TO SECTION 805 OF THE BUSINESS CORPORATION LAW



FILED BY:       ANDREW BENSON
                DATAMEG CORP.
                20 PARK PLAZA
                BOSTON, MA  02116






TIME STAMP
Ref #: 030512000210
STATE OF NEW YORK
DEPARTMENT OF STATE
TAX: $25.00
BY: AAD/NAWY

New York State
Department of State
Division of Corporations, State Records
And Uniform Commercial Code
41 State Street
Albany, NY  12331

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 DATAMEG CORP.

               Under Section 805 of the Business Corporation Law


FIRST:  The name of the Corporation is: Datameg Corp.
                                       20 Park Plaza
                                        Suite 463
                                     Boston, MA 02116

The name under which it was originally formed is:       The Viola Group, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is: October 14, 1982

THIRD:  The amendment effected by this certificate is as follows:

The first paragraph of the existing Article "Fourth", relating to the amount of authorized stock, is set forth to increase the number of authorized shares that the Corporation is authorized to issue from 185,000,000, par value .01; to 350,000,000 shares, par value.01.

       FOURTH: The aggregate number of shares which the Corporation is authorized to issue shall be 350,000,000 shares, par value.01. 340,000,000 shares shall be Common, par value .01 and 10,000,000 shares shall be Preferred par value.01.

FOURTH: The certificate of amendment was authorized by the vote of the Board of Directors followed by the consent of a majority of all outstanding shares entitled to vote thereon as permitted under Section 615 of the Business Corporation Law and as authorized by the Company's Certificate of Incorporation.



/s/ Andrew Benson, President                  Andrew Benson, President
Signature                                     Name and Capacity of Signer